U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 24, 2020

urban-gro, Inc.

(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

1751 Panorama Point

Unit G

Lafayette, CO 80026

(Address of principal executive offices)

(720) 390-3880

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	UGRO	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 24, 2020, we entered into a Membership Interest Redemption Agreement (the “Redemption Agreement”) with Total Grow Holdings LLC. (“TGH”), whereby we have agreed to redeem the membership interests equal to 24.4% ownership we previously acquired back to TGH. The terms of the redemption include the following:

(a)               Cancellation and forgiveness of the amount due to TGH from us in the amount of $33,927.34 to provide that the running account between the parties shall be deemed paid in full;

(b)               An unsecured, non-interest bearing promissory note in the amount of $200,000 executed by TGH in our favor, due and payable not later than three months from the date of the Note;

(c)               An unsecured promissory note in the amount of $110,000.00 payable by TGH, bearing interest at the rate of 4% per year, with interest payable annually and due principal and accrued interest payable in full on the earlier of (i) five years, or (ii) a change in control, of TGH; and

(d)               TGH shall purchase two demo TGH “Systems” currently held by us for a purchase price of $60,000 within 30 days of the date of the Redemption Agreement.

In expectation of this transaction we had previously recorded a $506,000 write-down of our $758,532 investment in TGH to an amount we had anticipated receiving from the sale of the TGH investment back to TGH.

Item 7.01.	Regulation FD Disclosure.

Attached is a copy of a press release relating to the Redemption Agreement. The press release is attached as Exhibit 99.1 and is hereby incorporated.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Number	Exhibit

10.9	Redemption Agreement with Total Grow Holdings LLC dated January 24, 2020.

99.1	Press Release disclosing the Redemption Agreement between the Company and TGH.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2020	URBAN-GRO, INC. (Registrant) By: /s/ Bradley Nattrass Bradley Nattrass, Chief Executive Officer

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